HARSCO CORPORATION

2013 EQUITY AND INCENTIVE COMPENSATION
PLAN

Amendment No. 3

WHEREAS, the Board of Directors and stockholders of Harsco Corporation (the “Company”) have adopted the 2013 Equity and Incentive Compensation Plan, together with Amendment No. 1 to the 2013 Equity and Incentive Compensation Plan and Amendment No. 2 to the 2013 Equity and Incentive Compensation Plan (the “Plan”);
WHEREAS, pursuant to Section 3(a) of the Plan, a total of 9,870,000 shares of the common stock, par value $1.25 per share, of the Company (the “Common Stock”) have been reserved for issuance under the Plan;
WHEREAS, the Company desires (i) to increase the number of shares issuable under the Plan to an aggregate of 12,077,000 shares, including shares previously issued thereunder, (ii) to increase the aggregate limit on the number of shares that may be issued or transferred in connection with awards other than stock options or appreciation rights to 8,088,000 shares, and
(iii) to extend the termination date of the Plan for an additional five years beyond the current termination date; and
WHEREAS, Section 18 of the Plan permits the Company to amend the Plan from time to time, subject only to certain limitations specified therein;
NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan as amended at the Company’s Annual Meeting of Stockholders on April 19, 2023:
1.    Section 3(a)(i) of the Plan shall be, and hereby is, amended such that the first sentence of such section shall hereby be amended and restated to read as follows:

“Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights or Appreciation Rights, (B) as Restricted Stock and released from substantial risks of forfeiture thereof, (C) in payment of Restricted Stock Units, (D) in payment of Performance Shares or Performance Units that have been earned, (E) as awards contemplated by Section 9 of this Plan, or (F) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 12,077,000 shares; provided, that notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company in connection with awards other than Option Rights or Appreciation Rights granted under this Plan will not exceed 8,088,000 shares.”

2.    Section 3(b) of the Plan shall be, and hereby is, amended to increase the limit on the aggregate number of shares that may be issued or transferred upon the exercise of
Incentive Stock Options to 12,077,000 shares, such that the section shall hereby be amended and restated to read as follows:
“(b)    Limit on Incentive Stock Options. Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 12,077,000 shares.”

3.    Section 20 of the Plan shall be, and hereby is, amended to extend the expiration date of the Plan for an additional five years, such that the third and final sentence of such section shall hereby be amended and restated read as follows:
“No grant will be made under this Plan after April 19, 2028, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.”

4.    In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.
IN WITNESS WHEREOF, the Company has executed this Amendment No. 3 to the 2013 Equity and Incentive Compensation Plan.

HARSCO CORPORATION

By: /s/ Russell C. Hochman

Name: Russell C. Hochman Title: Corporate Secretary